                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 18, 1998



                            THE VANTIVE CORPORATION
               -------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
           DELAWARE                             0-26592                                 77-0266662
-------------------------------         ------------------------          ---------------------------------
(STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)
      INCORPORATION)




THE VANTIVE CORPORATION, 2455 AUGUSTINE DRIVE, SANTA CLARA, CA                             95054
--------------------------------------------------------------             --------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                      (ZIP CODE)


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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 982-5700




                                 NOT APPLICABLE.
-------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS

      On June 18, 1998, The Vantive Corporation ("Vantive"), Wayfarer Communications, Inc. ("Wayfarer") and Revo Acquisition Corporation, a wholly-owned subsidiary of Vantive ("Sub"), entered into an Agreement and Plan of Reorganization (the "Agreement"). Under the Agreement, as more fully described in the Press Release filed herewith, Vantive will issue approximately 179,000 shares of Vantive common stock in exchange for all outstanding shares of Wayfarer. The transaction will be accounted for as a purchase. Vantive expects to record charges related to the acquisition of approximately $11.5 million upon closing the transaction, including a one-time-in-process research and development charge and a compensatory bonus expense. The transaction is expected to close during the second quarter of 1998 and is subject to customary closing conditions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits

            Exhibit No.       Description
            -----------       -----------
            99.1              Press Release of Vantive and Wayfarer dated
                              June 18, 1998



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE VANTIVE CORPORATION


Date: June 22, 1998                 By: /s/ David Schellhase
                                        ----------------------------------
                                        David Schellhase
                                        Vice President and General Counsel



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                                 EXHIBIT INDEX



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                                                                           Sequentially
Exhibit No.         Description                                            Numbered Page
-----------         -----------                                            -------------
  99.1              Press Release of Vantive and Wayfarer dated                 5
                    June 18, 1998

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